Exhibit 99.1

Investor Contact: Sharon Merrill Associates (617) 542-5300 trr@investorrelations.com	Company Contact: Carl Paschetag, CFO (978) 970-5600 cpaschetag@trcsolutions.com

TRC ANNOUNCES FIRST- AND SECOND-QUARTER FISCAL 2008 FINANCIAL RESULTS

Company Reaches Mid-point of Turnaround Plan; Announces Two Major Non-Cash Charges; Increases Net Service Revenue by 7.5%

Lowell, MA, April 10, 2008 - TRC (NYSE: TRR), a recognized leader in engineering, consulting and construction management, today announced financial results for the first and second quarters of fiscal 2008.

First-Quarter Results

For the three months ended September 28, 2007, gross revenue increased 21% to $123.7 million from $101.8 million for the three months ended September 30, 2006.  Net service revenue for the first quarter of fiscal 2008 grew 13% to $71.3 million from $63.1 million for the first quarter of fiscal 2007.  The Company believes net service revenue rather than gross revenue best reflects the value of services provided to its customers.

As of June 30, 2007, TRC’s goodwill totaled $131 million, mostly related to companies acquired during the prior ten years.  The Company evaluates goodwill on an annual basis and more often if indicators of impairment are present.  The Company recorded an impairment charge of $76.7 million in the first quarter of fiscal 2008 primarily based on an evaluation of its market capitalization and discounted projected cash flows.  In addition, due to losses over the past three years and current year performance, TRC also recorded as a component of its tax provision a full valuation allowance against its deferred tax assets in the amount of $12.1 million.   Accordingly, the Company’s results for the first half of fiscal 2008 reflect the effect of the $88.8 million in non-cash charges related to the goodwill impairment charge and valuation allowance on deferred tax assets that were not previously reserved.

Net loss applicable to common shareholders for the three months ended September 28, 2007 was $87.7 million, or $4.75 per share, compared with net income applicable to common shareholders of $0.2 million, or $0.01 per diluted share, for the comparable period in fiscal 2007.  Net loss for the first quarter of fiscal 2008 includes the aforementioned $88.8 million in non-cash charges for goodwill impairment and provision of a full valuation allowance against net deferred tax assets.  Excluding the effect of those items, TRC would have generated net income of $1.1 million for the first quarter of fiscal 2008.

TRC

650 Suffolk Street  •  Lowell, Massachusetts 01854

Telephone 978-970-5600   •  Fax 978-453-1995

Second-Quarter Results

For the three months ended December 28, 2007, gross revenue was $110.9 million, compared with $113.4 million for the second quarter of fiscal 2007.  Net service revenue for the second quarter of fiscal 2008 grew 2% to $66.3 million from $64.9 million for the same period in fiscal 2007.

Net loss applicable to common shareholders for the three months ended December 28, 2007 was $0.4 million, or $0.02 per share, compared with a net loss applicable to common shareholders of $1.1 million, or $0.06 per share, for the comparable period a year earlier.

Six Months Ended December 28, 2007

For the six months ended December 28, 2007, gross revenue increased 9% to $234.6 million from $215.2 million for the six months ended December 31, 2006.  Net service revenue for the six months ended December 28, 2007 grew 7.5% to $137.6 million from $128.0 million for the comparable period in 2006.

Net loss applicable to common shareholders for the first six months of fiscal 2008 was $88.1 million, or $4.74 per share, compared with a net loss applicable to common shareholders of $0.9 million, or $0.05 per share, for the comparable year-earlier period.  Net loss for the first six months of fiscal 2008 included $88.8 million related to the previously mentioned goodwill impairment charge and a tax provision to provide a full valuation allowance against net deferred tax assets.  Excluding the effect of those non-cash charges, TRC would have generated net income of $0.7 million for the first six months of fiscal 2008.

Comments on Results

“Our results in the first half of fiscal 2008 reflect the ongoing effects of a company in transition,” said Chris Vincze, TRC’s Chairman and Chief Executive Officer.  “While we continue to make considerable progress, our financial results were hampered by the implementation of turnaround activities and compounded by a company-wide system conversion.  Excluding the two non-cash charges, TRC’s operations were at breakeven for the first half of fiscal 2008.”

“Net service revenue increased 7.5% from the first half of fiscal 2007 — a strong rate of growth given our internal focus on improving the results of operations,” Vincze said.  “Equally as important, we continued to work on reducing our cost structure across the organization.  Our ability to produce substantial revenue gains while extensively restructuring the Company’s operations demonstrates the strength of the TRC brand and the vibrancy of the markets in which we compete.”

Carl Paschetag, TRC’s Chief Financial Officer said, “In the first half of fiscal 2008, we incurred approximately $1 million in restructuring expense primarily related to severance and small office closings.  We expect to record additional restructuring charges in future quarters as we continue to rationalize our cost structure.  During the first half of fiscal 2008, we transitioned to a new healthcare provider.  This transition will be beneficial to the Company long-term, but it resulted in nearly $1.5 million in unanticipated costs for the six-month period that are not expected to recur.  In addition, our results for the first six months of the fiscal year included nearly $1 million in unanticipated costs related to implementing Vision — our new enterprise-wide accounting software system — that we also do not expect to recur.”

“With Vision, the Company now has, for the first time, a unified platform from which to operate,” Paschetag said.  “While the protracted Vision implementation significantly delayed our financial reporting in recent quarters, the system’s encouraging early results suggest that our start-up issues are essentially behind us.  With the Vision system almost fully implemented, we will be able to report on a timelier basis, further decrease our cost structure, improve pricing and increase employee utilization.”

Outlook

“As we reach the mid-point of our three-year turnaround plan, industry trends continue to work in our favor,” said Vincze.  “Despite the slower U.S. economy, the majority of our target markets, particularly energy, remain well-funded and afford us numerous opportunities.  During recent months, it has been encouraging that TRC has won major contracts across several business lines.  We continue to expand our team of top-quality engineers to accommodate demand.”

“While the third quarter is typically our weakest due to seasonality, our backlog remains strong,” Vincze said.  “We also will continue working aggressively to achieve further reductions in our cost structure.  Our goal for fiscal 2008 is to permanently eliminate costs totaling $7 million on an annualized basis.  We appreciate the continued patience and support of our shareholders as we move toward completion of TRC’s turnaround in fiscal 2009.”

Reporting Schedule

The Company changed to a fiscal quarter end from a calendar quarter end financial reporting schedule beginning with the fiscal period ended September 28, 2007.  The Company is changing its financial quarter end to the last Friday of each quarter. The Company will continue to close its fiscal year end on June 30. The Company believes that reporting on a quarterly fiscal period basis is more consistent with its operating cycle and will improve the efficiency of the financial close process. The Company believes that the change to a fiscal quarter end did not materially impact the reported results of operations.

Conference Call Information

The Company will broadcast its first-quarter and second-quarter financial results conference call this morning at 9:00 a.m. ET.  Those who wish to listen to the conference call should visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com.  The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328 prior to the start of the call.  For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About TRC

TRC creates and implements sophisticated and innovative solutions to the challenges facing America’s real estate, environmental, energy, and infrastructure markets. The Company also is a leading provider of technical, financial, risk management, and construction services to commercial and government customers across the country. For more information, visit TRC’s website at www.TRCsolutions.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; regulatory uncertainty; the availability of funding for government projects; the level of demand for our services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; recent changes in our  senior management; the results of outstanding litigation; risks arising from either failure to identify, or from identified material weaknesses in our internal controls over financial reporting or our inability to effectively remedy such weaknesses; our inability to comply with the terms of our credit facility and our lenders’ future unwillingness to waive our noncompliance; and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission.

TRC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 28, 2007	September 30, 2006
Gross revenue	$123,654	$101,794
Less subcontractor costs and other direct reimbursable charges	52,331	38,741
Net service revenue	71,323	63,053

Interest income from contractual arrangements	1,071	1,201
Insurance recoverables and other income	1,528	4,745

Operating costs and expenses:
Cost of services	59,921	57,274
General and administrative expenses	8,821	6,892
Provision for doubtful accounts	810	885
Goodwill impairment charge	76,678	—
Depreciation and amortization	2,102	1,999
	148,332	67,050
Operating (loss) income	(74,410)	1,949
Interest expense	1,023	1,133
(Loss) income from continuing operations before taxes, minority interest and equity (losses) earnings	(75,433)	816
Federal and state income tax provision	12,237	414
Minority interest	27	—
(Loss) income from continuing operations before equity (losses) earnings	(87,643)	402
Equity in (losses) earnings from unconsolidated affiliates	(12)	19
(Loss) income from continuing operations	(87,655)	421
Discontinued operations, net of taxes	—	(77)
Net (loss) income	(87,655)	344
Dividends and accretion charges on preferred stock	—	147
Net (loss) income applicable to common shareholders	$(87,655)	$197

Basic and diluted (loss) earnings per common share:
Continuing operations	$(4.75)	$0.02
Discontinued operations, net of taxes	—	(0.01)
	$(4.75)	$0.01
Average shares outstanding:
Basic	18,447	16,729
Diluted	18,447	17,194

TRC COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 28, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$239	$430
Accounts receivable, less allowances for doubtful accounts	149,149	132,879
Insurance recoverable - environmental remediation	7,843	6,381
Deferred income tax assets	—	13,894
Income taxes refundable	548	587
Restricted investment	19,706	20,830
Prepaid expenses and other current assets	8,687	11,911
Total current assets	186,172	186,912

Property and equipment, at cost	57,672	57,569
Less accumulated depreciation and amortization	36,918	36,126
	20,754	21,443
Goodwill	54,265	130,935
Investments in and advances to unconsolidated affiliates and construction joint ventures	1,423	5,245
Long-term restricted investment	67,762	72,651
Long-term prepaid insurance	53,567	54,395
Other assets	14,601	14,401
Total assets	$398,544	$485,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$30,669	$31,618
Accounts payable	65,821	54,976
Accrued compensation and benefits	24,174	22,134
Deferred revenue	26,585	31,494
Environmental remediation liabilities	3,402	4,629
Other accrued liabilities	22,075	24,007
Total current liabilities	172,726	168,858
Non-current liabilities:
Long-term debt, net of current portion	11,450	11,052
Long-term income taxes payable	698	—
Deferred income tax liabilities	—	1,519
Long-term deferred revenue	129,016	134,901
Long-term environmental remediation liabilities	8,186	7,861
Total liabilities	322,076	324,191

Minority interest in subsidiary	35	62
Commitments and contingencies
Shareholders’ equity:
Capital stock:
Preferred, $.10 par value; 500,000 shares authorized, no shares issued and outstanding	—	—
Common, $.10 par value; 30,000,000 shares authorized, 18,676,535 and 18,673,053 shares issued and outstanding, respectively, at September 30, 2007, and 18,240,509 and 18,237,027 shares issued and outstanding, respectively, at June 30, 2007	1,868	1,824
Additional paid-in capital	150,402	147,229
(Accumulated deficit) retained earnings	(76,032)	12,453
Accumulated other comprehensive income	228	256
Treasury stock, at cost	(33)	(33)
Total shareholders’ equity	76,433	161,729
Total liabilities and shareholders’ equity	$398,544	$485,982

TRC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2007	December 31, 2006	December 28, 2007	December 31, 2006
		(As restated)		(As restated)
Gross revenue	$110,932	$113,412	$234,586	$215,206
Less subcontractor costs and other direct reimbursable charges	44,675	48,515	97,006	87,256
Net service revenue	66,257	64,897	137,580	127,950

Interest income from contractual arrangements	1,007	1,250	2,078	2,451
Insurance recoverables and other income	17	71	1,545	4,816

Operating costs and expenses:
Cost of services	56,137	55,626	116,058	112,900
General and administrative expenses	7,830	4,624	16,651	11,516
Provision for doubtful accounts	695	925	1,505	1,810
Goodwill impairment charge	—	—	76,678	—
Depreciation and amortization	2,024	2,023	4,126	4,022
	66,686	63,198	215,018	130,248
Operating income (loss)	595	3,020	(73,815)	4,969
Interest expense	971	1,147	1,994	2,280
(Loss) income from continuing operations before taxes, minority interest and equity earnings (losses)	(376)	1,873	(75,809)	2,689
Federal and state income tax provision	101	947	12,338	1,361
Minority interest	30	—	57	—
(Loss) income from continuing operations before equity earnings (losses)	(447)	926	(88,090)	1,328
Equity in earnings (losses) from unconsolidated affiliates	—	18	(12)	37
(Loss) income from continuing operations	(447)	944	(88,102)	1,365
Discontinued operations, net of taxes	—	47	—	(30)
Net (loss) income	(447)	991	(88,102)	1,335
Dividends and accretion charges on preferred stock	—	2,086	—	2,233
Net loss applicable to common shareholders	$(447)	$(1,095)	$(88,102)	$(898)

Basic and diluted (loss) earnings per common share:
Continuing operations	$(0.02)	$(0.07)	$(4.74)	$(0.05)
Discontinued operations, net of taxes	—	0.01	—	—
	$(0.02)	$(0.06)	$(4.74)	$(0.05)
Average shares outstanding:
Basic	18,706	17,117	18,577	16,923
Diluted	18,706	17,117	18,577	16,923

TRC COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 28, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$212	$430
Accounts receivable, less allowances for doubtful accounts	136,946	132,879
Insurance recoverable - environmental remediation	7,779	6,381
Deferred income tax assets	—	13,894
Income taxes refundable	383	587
Restricted investment	14,654	20,830
Prepaid expenses and other current assets	8,069	11,911
Total current assets	168,043	186,912

Property and equipment, at cost	58,563	57,569
Less accumulated depreciation and amortization	38,361	36,126
	20,202	21,443
Goodwill	54,452	130,935
Investments in and advances to unconsolidated affiliates and construction joint ventures	1,545	5,245
Long-term restricted investment	67,644	72,651
Long-term prepaid insurance	52,738	54,395
Other assets	15,032	14,401
Total assets	$379,656	$485,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,357	$31,618
Accounts payable	60,139	54,976
Accrued compensation and benefits	22,211	22,134
Income taxes payable	—	—
Deferred revenue	22,648	31,494
Environmental remediation liabilities	1,919	4,629
Other accrued liabilities	18,364	24,007
Total current liabilities	151,638	168,858
Non-current liabilities:
Long-term debt, net of current portion	11,414	11,052
Long-term income taxes payable	698	—
Deferred income tax liabilities	—	1,519
Long-term deferred revenue	130,853	134,901
Long-term environmental remediation liabilities	8,204	7,861
Total liabilities	302,807	324,191

Minority interest in subsidiary	5	62
Commitments and contingencies
Shareholders’ equity:
Capital stock:
Preferred, $.10 par value; 500,000 shares authorized, no shares issued and outstanding	—	—
Common, $.10 par value; 30,000,000 shares authorized, 18,772,957 and 18,769,475 shares issued and outstanding, respectively, at December 31, 2007, and 18,240,509 and 18,237,027 shares issued and outstanding, respectively, at June 30, 2007	1,877	1,824
Additional paid-in capital	151,271	147,229
(Accumulated deficit) retained earnings	(76,479)	12,453
Accumulated other comprehensive income	208	256
Treasury stock, at cost	(33)	(33)
Total shareholders’ equity	76,844	161,729
Total liabilities and shareholders’ equity	$379,656	$485,982